Beckstead and Watts, LLP

Certified Public Accountants

3340 Wynn Road, Suite B

Las Vegas, NV 89102

702.257.1984

702.362.0540 fax


INDEPENDENT ACCOUNTANTS REVIEW REPORT


Board of Directors

Portage Partners, Ltd.


We have reviewed the accompanying balance sheet of Portage Partners, Ltd. (a Nevada corporation) (a development stage company) as of September 30, 2004 and the related statements of operations for the three-months ended
September 30, 2004 and 2003, and statements of cash flows for the three-months ended September 30, 2004 and 2003. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with generally accepted accounting principles in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) the balance sheet of Portage Partners, Ltd. as of June 30, 2003, and the related statements of operations, stockholders equity, and cash flows for the year then ended (not presented herein) and in our report dated July 30, 2004, we expressed an unqualified opinion on those financial statements.

/S/ Beckstead and Watts, LLP

November 3, 2004

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Portage Partners, Ltd.



Balance Sheets
as of

September 30, 2004





and



Statements of Operations

for the Three Months Ended

September 30, 2004 and 2003,



and



Cash Flows

for the Three Months Ended

September 30, 2004 and 2003,















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TABLE OF CONTENTS





Independent Accountants Review Report      1


Balance Sheet          2



Statements of Operations         3



Statements of Cash Flows         4



Footnotes           5

Page 3